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                                                                    EXHIBIT 23.1

Consent of Independent Certified Public Accountants


The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-16039) of The Source Information Management Company (the Company) of our reports dated April 12, 2001, relating to the consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K as of and for the year ended January 31, 2001.



/s/BDO Seidman, LLP
St. Louis, Missouri
April 30, 2001